EXHIBIT 10.1

“THIS AGREEMENT, AS WELL AS THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT, HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED. AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.”

OPTION AGREEMENT

              This Option Agreement (the “Option”) is made and entered into as of the 30th day of December, 2008, by and between ubroadcast, Inc., a Nevada corporation (“Optionor”), and Diamond I, Inc., a Delaware corporation (“Optionee”), in light of the following:

WHEREAS, Optionor is a privately held company engaged in e-commerce and desires to attain public ownership status in order to pursue its business plans for growth and capital formation; and

WHEREAS, Optionee is a publically traded company with its stock trading in the OTC Bulletin Board under the symbol “DMOI”; and

WHEREAS, Optionee wishes to obtain an option to engage Optionor in a Plan and Agreement Merger and requires some period of time in which to carry out a due diligence investigation of Optionor; and

WHEREAS, Optionor desires to conclude an agreement leading to a merger with Optionee in a transaction known as a reverse merger but is unwilling to delay its progress toward public ownership to provide Optionor a due diligence period, unless it is compensated for such period of delay during which time it would be required to forego other merger opportunities; and

              WHEREFORE, the agreement of the parties, the promises of each being consideration for the promises of the other, the parties agree as follows:

I.           GRANT OF OPTION

              Optionor, for the consideration and subject to the terms and conditions set forth herein, hereby grants to Optionee a paid-for option (the “Option”) to require Optionor to execute and enter into a Plan and Agreement of Merger in the form Exhibit “A” attached hereto and by this reference incorporated into the Agreement as if fully set forth herein.

II.          CONSIDERATION FOR OPTION

              Optionee agrees to issue to Optionor 200,000,000 of its $0.001 par value common stock (the “Option Stock”) immediately upon the mutual execution of the Agreement as and for full payment for the Option.

III.        MANNER AND TIME OF EXERCISE OF OPTION

              Optionee shall exercise this Option by giving written notice of exercise thereof in writing delivered to Optionor on or before the close of business on January 15, 2008.

IV.         THE OPTION STOCK

              The Option Stock will, when issued, be valid issued, fully paid and non-assessable common stock of Optionee. The Option Stock shall constitute “restricted securities”, as that term is defined in the Rules and Regulations of the Securities and Exchange Commission. Optionor consents to the placement on any certificate or certificates representing the Option Stock a legend in the following, or similar form:

“THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS. RULES AND REGULATIONS.”

              Optionor agrees that it is acquiring the Option Stock for its own account, for investment and with no view toward distribution.

              The Option Stock will be delivered to Optionor upon the mutual execution of this Agreement.

V.          OPTIONOR’S COOPERATION AND ASSISTANCE

              Optionor shall cooperate with Optionee in completing its due diligence investigation and shall offer all reasonable assistance to Optionee in that regard. Optionor shall make available for inspection and/or copying its corporate minutes, documents, and all other records, financial or otherwise, designated by Optionee as necessary to its investigation. The failure or refusal to provide such assistance by Optionor that Optionor is required to provide hereunder shall, at Optionee’s option, extend the time for Optionee’s exercise of the Option provided for herein.

VI.         REPRESENTATIONS AND WARRANTIES

              A.          By Optionor:

                            (1)         Optionor is a development-stage company.

                            (2)         The execution and performance of this Agreement by Optionor will not result in any violation or be in conflict with any agreement to which it is a party.

                            (3)         The execution and performance of this Agreement has been duly authorized by the board of directors of Optionor.

              B.          By Optionee:

                            (1)         Optionee is a development-stage company without significant revenues and is substantially illiquid and does not possess adequate capital to pursue its business plan.

                            (2)         The execution and performance of this Agreement by Optionee will not result in any violation or be in conflict with any agreement to which it is a party.

                            (3)         The execution and performance of this Agreement has been duly authorized by the board of directors of Optionee.

VII.       MISCELLANEOUS

              Notice. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered via e-mail or facsimile or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

              If to Optionor:                    ubroadcast, Inc.

                                                         1666 Garnet Avenue, Suite 312

San Diego California, 92109

                                                         E-mail Address: john@j2cm.com; jason@j2cm.com

                                                         Facsimile: (858) 408-4445

              If to Optionee:                   Diamond I, Inc.

                                                         8733 Siegen Lane, Suite 309

                                                         Baton Rouge Louisiana 70810

                                                         E-mail Address: dloflin@cox.net

                                                         Facsimile: 225-924-3258

              Assignment. This Agreement, including any rights contained herein, may not be assigned, encumbered or transferred by either party without the written consent of the other party.

              Arbitration. In the event of a dispute between the parties hereto that arises out of this Agreement, the parties hereby agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") at its Dallas, Texas, offices. in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

              Governing Law. This Agreement shall be deemed to be a contract made under. governed by and construed in accordance with the substantive laws of the State of Texas.

              Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

              Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon. the successors, assigns and administrators of the parties hereto.

              Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

              IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

              DIAMOND I, INC.                                                     UBROADCAST, INC.

              By: /s/ DAVID LOFLIN                                              By: /s/ JOHN CASTIGLIONE

                            David Loflin

                            President                                                         Name: John Castiglione

                                                                                                    Title: President